EXHIBIT 10.10

TD AMERITRADE HOLDING CORPORATION

SECOND AMENDMENT TO ELLEN L.S. KOPLOW EMPLOYMENT AGREEMENT

This second amendment (the “Second Amendment”) is made by and between Ellen L.S. Koplow (“Executive”) and TD Ameritrade Holding Corporation (the “Company,” and together with Executive, the “Parties”) on the dates set forth below.

WHEREAS, the Parties entered into an amended and restated employment agreement dated October 13, 2008, as amended by that certain amendment by and between the Parties dated December 20, 2012 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to extend the term of the Employment Agreement for an additional one (1) year period and to amend certain provisions of the Employment Agreement relating to any subsequent renewal(s) of the Employment Agreement term.

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree that the Employment Agreement is hereby amended as follows.

1. Term of Agreement. The following sentence shall be inserted immediately following the last sentence of Section 3 of the Employment Agreement titled “Term of Agreement”:

“Further, upon completion of the one (1) year renewal period following the Additional Term, as described in the immediately preceding sentence, this Agreement automatically will renew for additional one (1) year terms unless either Party provides the other Party with written notice of non-renewal at least sixty (60) days prior to the date of automatic renewal.”

2. Full Force and Effect. To the extent not expressly amended hereby, the Employment Agreement shall remain in full force and effect.

3. Entire Agreement. This Second Amendment and the Employment Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and thereof. This Second Amendment may be amended at any time only by mutual written agreement of the Parties.

4. Counterparts. This Second Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Second Amendment.

5. Governing Law. This Second Amendment will be governed by the laws of the State of New York (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, each of the Parties has executed this Second Amendment, in the case of the Company by its duly authorized officer, on the dates set forth below.

TD AMERITRADE HOLDING CORPORATION		EXECUTIVE

By:	/s/ Karen Ganzlin	By:	/s/ Ellen L.S. Koplow
Karen Ganzlin
EVP, Chief Human Resources Officer

Date:	August 29, 2013	Date:	August 30, 2013